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Exhibit 10.2

WAIVER AND AMENDMENT

        THIS WAIVER AND AMENDMENT (this "Waiver and Amendment") is entered into as of March 19, 2003, between ZENITH NATIONAL INSURANCE CORP., a Delaware corporation (the "Company"), and BANK OF AMERICA, N.A., a national banking association (the "Bank").

RECITALS

        A.    The Company and the Bank are party to that certain Amended and Restated Credit Agreement dated as of September 30, 2002 (as heretofore modified, amended or supplemented, the "Credit Agreement"). Unless otherwise defined herein, defined terms used herein shall have the meanings given such terms in the Credit Agreement.

        B.    The Company has requested that the Bank waive its obligation to observe and comply with Section 6.12 of the Credit Agreement for the period from the date hereof to and including June 30, 2003.

        C.    The Company has advised the Bank of its intention to issue up to $125,000,000 of Senior Convertible Notes due 2023 (the "Convertible Debt Issuance"). In connection with the Convertible Debt Issuance and other debt and equity issuances by the Company, the Company has requested that the Credit Agreement be amended in certain respects.

        D.    The Bank has agreed to waive the Company's compliance with Section 6.12 of the Credit Agreement and to amend the Credit Agreement in certain respects, in each case upon and subject to the terms and conditions set forth herein.

        NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Bank agree as follows:

        1.    Waiver. Subject to satisfaction of the conditions precedent set forth in Section 3 hereof, the Bank hereby waives the Company's compliance with Section 6.12 of the Credit Agreement for the period from the date hereof through and including June 30, 2003 and agrees not to exercise any rights or remedies under the Credit Agreement solely as a result of the Company's non-compliance with such Section during such period.

        2.    Amendments. Subject to satisfaction of the conditions precedent set forth in Section 4 hereof, the Credit Agreement is hereby amended as follows:

          (a)    A new Section 2.7(c) is added as follows:

            "(c)    Issuances of Indebtedness. Promptly after the incurrence or issuance by the Company of any Indebtedness for borrowed money evidenced by notes, bonds, debentures, or similar instruments (other than Indebtedness for borrowed money incurred hereunder or incurred in the ordinary course of business), the net cash proceeds realized by the Company from such incurrence or issuance shall be applied first to prepay the outstanding principal amount of all Tranche A Loans and Tranche B Loans, together with accrued interest thereon, until such amounts are repaid in full, then to the use by the Company of such net cash proceeds for any other purpose allowed hereunder (it being understood that any prepayment made pursuant to this Section 2.7(c) shall not affect the Commitments in any respect)."

          (b)    A new Section 2.7(d) is added as follows:

            "(d)    Equity Issuances. Promptly after the issuance by the Company of any shares of any class of stock, warrants, or other equity investments (other than issuances to officers, directors, and employees of the Company as part of compensation arrangements), the net cash proceeds realized by the Company from such equity issuances shall be applied first to prepay the outstanding principal amount of all Tranche A Loans and Tranche B Loans, together with accrued interest thereon, until such amounts are repaid in full, then to the use by the Company of such net cash proceeds for any other purpose allowed hereunder (it being understood that any prepayment made pursuant to this Section 2.7(d) shall not affect the Commitments in any respect)."

          (c)    Section 6.12 of the Credit Agreement is deleted in its entirety.

        3.    Conditions Precedent to Waiver. The waiver in Section 1 hereof shall be effective as of the date hereof when the Bank receives:

          (a)    counterparts of this Waiver and Amendment duly executed by the Company and the Bank;

          (b)    payment of all expenses, including legal fees and expenses of counsel to the Bank, incurred by the Bank in connection with this Waiver and Amendment, to the extent invoiced to the Company on or prior to the date hereof; and

          (c)    such other agreements, documents, instruments, and items as the Bank may reasonably request, including, without limitation, documents evidencing the due authorization of the execution, delivery and performance by the Company of this Waiver and Amendment, the incumbency of the officer of the Company executing this Waiver and Amendment, and any other matters relevant thereto.

        4.    Conditions Precedent to Amendments. Promptly after the receipt by the Company of the net cash proceeds of the Convertible Debt Issuance, the Company shall prepay the then outstanding principal amount of all Tranche A Loans and Tranche B Loans, together with accrued interest thereon, with such net cash proceeds, prior to the use of such net cash proceeds for any other purpose (it being understood that any prepayment made pursuant to this Section 4 shall not affect the Commitments in any respect). Upon receipt of such prepayment, the amendments in Section 2 hereof shall become effective, and the Bank shall notify the Company of the effective date of such amendments.

        5.    Representations and Warranties. The Company represents and warrants to the Bank as follows:

          (a)    the execution, delivery and performance by Company of this Waiver and Amendment and the Credit Agreement, as amended hereby, have been duly authorized by all necessary corporate action and do not and will not (i) require any consent or approval not heretofore obtained of any director, stockholder, security holder, or creditor of the Company, (ii) violate or conflict with any provision of the Company's certificate of incorporation or bylaws, (iii) violate any laws applicable to the Company, or (iv) result in a breach of or constitute a default under, or cause or permit the acceleration of any obligation owed under, any indenture or loan or credit agreement or any other material agreement to which the Company is a party or by which the Company or any of its property is bound or affected;

          (b)    all representations and warranties made or deemed made by the Company in the Loan Documents are true and correct as of the date hereof and will be true and correct on the date the amendments in Section 2 become effective, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties were true and accurate on and as of such earlier date) and except for changes in factual circumstances not prohibited by the Credit Agreement; and

          (c)    no Default or Event of Default has occurred and is continuing as of the date hereof or will have occurred and be continuing on the date the amendments in Section 2 become effective.

        6.    Effect of Waiver and Amendment.    This Waiver and Amendment is a Loan Document. The waiver of the Bank hereunder is expressly limited to the matter contained herein and shall not constitute the consent or waiver by the Bank to, of or with respect to any other matter now or hereafter requiring its consent or waiver under the Loan Documents. Except as amended hereby, the Credit Agreement and the other Loan Documents are unchanged and are hereby ratified and confirmed.

        7.    Counterparts.    This Waiver and Amendment may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

        8.    Governing Law.    This Waiver and Amendment shall be governed by and construed in accordance with the laws of the State of California, without regard to conflict of laws principles.

        9.    ENTIRETY.    THIS WAIVER AND AMENDMENT, THE CREDIT AGREEMENT, AND THE OTHER LOAN DOCUMENTS EMBODY THE ENTIRE AGREEMENT BETWEEN THE PARTIES AND SUPERCEDE ALL PRIOR AGREEMENTS AND UNDERSTANDINGS, IF ANY, RELATING TO THE SUBJECT MATTER HEREOF. THESE LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

        10.    Parties.    This Waiver and Amendment binds and inures to the benefit of the Company, the Bank, and their respective successors and permitted assigns.

[Remainder of Page Intentionally Left Blank.
Signature Page Follows.]

ZENITH NATIONAL INSURANCE CORP., as the Company
By:	/s/ STANLEY R. ZAX Name: Stanley R. Zax Title: Chairman of the Board and President
BANK OF AMERICA, N.A., as the Bank
By:	/s/ JOAN L. D'AMICO Name: Joan L. D'Amico Title: Managing Director

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WAIVER AND AMENDMENT